UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 23, 2008
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to 2005 Equity Incentive Plan
     On April 23, 2008, the Board of Directors (the “Board”) of Intuit Inc. (the “Company”) approved an amendment to the Company’s 2005 Equity Incentive Plan in order to provide formula-based stock option grants to non-employee directors who are members of the recently formed Acquisition Committee of the Board. As a result of this amendment, non-employee directors shall be eligible to receive the following option grants subject to the terms and conditions of the 2005 Equity Incentive Plan: (a) an annual option grant for 10,000 shares to any Board-designated Chairperson of the Acquisition Committee, and (b) annual option grants for 7,500 shares to other members of the Acquisition Committee. A copy of the 2005 Equity Incentive Plan, as amended, is filed as an exhibit to this report.
     The Acquisition Committee was established in January 2008 to review and approve certain acquisition, divestiture and investment transactions proposed by the Company’s management.
Acquisition Committee Annual Retainer
     On April 23, 2008, the Board approved an annual cash retainer of $15,000 for each member of the Company’s Acquisition Committee, payable upon the same terms and conditions as other Board and Board Committee cash retainers.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.01	Intuit Inc. 2005 Equity Incentive Plan, as amended on April 23, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: April 28, 2008	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.01	Intuit Inc. 2005 Equity Incentive Plan, as amended on April 23, 2008